Exhibit 99.1

IMPORTANT NOTICE REGARDING BLACKOUT PERIOD

AND RESTRICTIONS ON YOUR RIGHTS TO TRADE

DOWDUPONT INC. STOCK AND DOW INC. STOCK DURING THE BLACKOUT PERIOD

To:	All Directors and Executive Officers of The Dow Chemical Company and Dow Inc.
All Directors and Executive Officers of DowDuPont Inc. who will transition to Dow

Date:	March 13, 2019

The purpose of this notice is to inform you that in connection with the pending spin-off (the “Spin”) of Dow Inc. (f/k/a Dow Holdings Inc.) from DowDuPont Inc. (“DowDuPont”), The Dow Chemical Company Employees’ Savings Plan (the “Plan”) will be entering a blackout period with respect to the DowDuPont Stock Fund, DowDuPont ESOP Stock Fund, DowDuPont (ESOP Heritage Dow) Stock Fund, and DowDuPont (ESOP Heritage UCC) Stock Fund (collectively, the “DowDuPont Stock Funds”) as well as certain corresponding stock funds to be created to hold the shares of Dow Inc. stock (“Dow stock”) that will be distributed to the Plan pursuant to the Spin (the “Dow Stock Funds”). The reason for the blackout period is to facilitate the receipt by the Plan of the shares of Dow stock to be distributed with respect to shares of DowDuPont stock pursuant to the Spin and the creation of the Dow Stock Funds. On the last business day prior to the Spin: (a) the DowDuPont Stock Funds will permanently close to new investments, and (b) there will be a limited blackout period during which transactions in the DowDuPont Stock Funds (and, following the Spin, the corresponding Dow Stock Funds as well) will not be permitted. The blackout period is expected to commence at market close on March 29, 2019, which is expected to be the last business day before the Spin, and end two to four business days following the Spin. During the blackout period, participants in the Plan will be unable to engage in any transactions with respect to the DowDuPont Stock Funds or the Dow Stock Funds, including exchanges into or out of those funds, loans from, or partial withdrawals of, any portion of their account balances that are invested in those funds, or final distributions from their Plan accounts if some or all of their account balances under the Plan are invested in those funds.

As a director or executive officer of The Dow Chemical Company and/or Dow Inc., or as a director or executive officer of DowDuPont who will transition service to Dow upon the Spin, this blackout of the DowDuPont Stock Funds and Dow Stock Funds has a direct impact on your ability to trade DowDuPont stock and Dow stock regardless of whether you participate in the Plan or are invested in any of the DowDuPont Stock Funds or Dow Stock Funds under the Plan.

In accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 101 of Securities and Exchange Commission Regulation BTR, you – as a director or executive officer of The Dow Chemical Company and/or Dow Inc., or as a director or executive officer of DowDuPont who will transition service to Dow upon the Spin – are prohibited during the blackout period from directly or indirectly purchasing, selling or otherwise acquiring or transferring any equity security of DowDuPont or Dow Inc. acquired in connection with your service as a director or employment as an executive officer – even if you are not a Plan participant. Transactions covered by this trading prohibition are not limited to those involving your direct ownership, but include any transaction in which you may have a pecuniary interest (e.g., transactions by members of your immediate family who share your household, as well as by certain entities in which you have financial involvement).

Certain transactions are exempt from these trading prohibitions (such as qualified Rule 10b5-1 plan transactions, bona fide gifts, transfers by will or laws of descent and distribution, and sales of stock not acquired in connection with service or employment as a director or officer). However, those exemptions are limited. If you hold both covered and non-covered securities, any sale or other transfer of securities by you during the blackout period will be treated as a transaction involving covered securities, unless you can identify the source of the transferred securities and demonstrate that you use the same identification for all related purposes (such as tax reporting and disclosure requirements).

We are required to provide you with this notice in order to comply with federal securities laws. If you engage in a transaction that violates these rules, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties.

Key Dates for Prohibition from Trading in DowDuPont Stock and Dow Stock:

The blackout period is expected to commence at market close on March 29, 2019, which is expected to be the last business day before the Spin, and end two to four business days following the Spin. While we anticipate a smooth transition, you will be notified in the unlikely event that an extension of the blackout is needed.

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